Exhibit 99.1

Charles & Colvard Reports First Quarter 2015 Financial Results

Conference Call to Be Held Today at 4:30 PM EDT

MORRISVILLE, NC—April 30, 2015—Charles & Colvard, Ltd. (NASDAQ: CTHR), the original and leading worldwide source of Classic Moissanite™ and Forever Brilliant®, The World’s Most Brilliant Gem®, reports financial results for the first quarter ended March 31, 2015.

“Today we report our strongest first quarter revenues in ten years. Improvements were shown in all three of our business segments, with particularly strong growth in our direct-to-consumer businesses, Lulu Avenue® and Moissanite.com. We believe the growth in the direct-to-consumer businesses reflects the execution and implementation of strategies that are specifically designed to increase awareness and grow our business,” said Marvin Beasley, President and CEO of Charles & Colvard.

Mr. Beasley continued, “In my first six weeks as CEO of Charles & Colvard, I have spent a significant amount of time meeting with our employees, customers, and key business partners. This has been time well spent as I now have a more day-to-day view of the company’s operations and future market opportunities.”

“While this quarter produced stronger top-line results and an improved balance sheet, I believe there are further ways that we can capitalize on our opportunities and tweak certain aspects of our business for our health and longevity. This includes strengthening existing channels and opening new channels to promote The World’s Most Brilliant Gem®. I look forward to working with our team to implement these plans and reporting our progress to our shareholders in the months ahead.”

Financial Highlights for the First Quarter 2015:

•	First quarter 2015 sales increased 38% to $8.4 million compared with $6.1 million in the year-ago first quarter.

•	The Company’s wholesale business revenue increased 15% to $5.9 million, and was 71% of sales for the quarter, compared with $5.2 million, or 85% of sales in the year-ago first quarter.

•	The Company’s direct-to-consumer home party business, Lulu Avenue®, increased 562% for the quarter to $1.4 million and was 16% of sales, compared with $0.2 million, or 3% of sales in the first quarter of 2014.

•	The Company’s direct-to-consumer e-commerce business, Moissanite.com, increased 56% to $1.1 million, and was 13% of sales, compared with the year-ago first quarter when it was $0.7 million, or 12% of sales.

•	Finished jewelry sales were $4.6 million for the quarter, compared with $2.4 million in the year-ago first quarter, a 91% increase. Loose jewel sales, including the Company’s whiter Forever Brilliant® moissanite, were $3.8 million for the quarter, compared with $3.7 million for the year-ago first quarter, an increase of 4%.

•	Operating expenses were $5.2 million for the first quarter of 2015, compared with $3.6 million for the year-ago first quarter, primarily due to increased expenses related to the transition of our President and CEO and increases in commission expenses primarily associated with growth in our Lulu Avenue® business.

•	Net loss for the first quarter was $1.7 million, or $0.08 per share, compared with a net loss of $1.1 million, or $0.05 per share, in the year-ago first quarter.

Financial Position

Cash and liquid investments totaled $5.2 million at March 31, 2015, an increase of $1.2 million from approximately $4.0 million as of December 31, 2014. The Company had no debt outstanding as of March 31, 2015. Total inventory, including long-term and consigned inventory, was $37.5 million as of March 31, 2015, compared with $38.9 million at December 31, 2014.

Investor Conference Call

Charles & Colvard is hosting an investor conference call today, April 30, 2015 at 4:30 p.m. EDT. Shareholders and other interested parties may participate in today’s investor conference call by dialing 877-317-6789 (international/local participants dial 412-317-6789) and asking to be connected to the “Charles & Colvard, Ltd. Conference Call” a few minutes before 4:30 p.m. EDT. The call will also be broadcast live on the Internet at https://www.webcaster4.com/Webcast/Page/346/7926.

The conference call will be archived for review on the Internet at https://www.webcaster4.com/Webcast/Page/346/7926 and on the Company’s website at http://www.charlesandcolvard.com/investor-relations/events until Friday, May 15, 2015.

About Charles & Colvard, Ltd.

Charles & Colvard, Ltd., based in the Research Triangle Park area of North Carolina, is the original and leading worldwide source of moissanite, a unique, near-colorless created gem that is distinct from other gems and jewels based on its exceptional fire, brilliance, durability, and rarity. Charles & Colvard’s Classic Moissanite™ and Forever Brilliant® are currently incorporated into fine jewelry sold through domestic and international retailers and other sales channels. Charles & Colvard, Ltd.’s common stock is listed on the NASDAQ Global Select Market under the symbol “CTHR.” For more information, please visit www.charlesandcolvard.com.

Forward-Looking Statement

This press release contains forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. Statements expressing expectations regarding our future and projections relating to products, sales, revenues, and earnings are typical of such statements and are made under the Private Securities Litigation Reform Act of 1995. These forward-looking statements include, but are not limited to, statements about our plans, objectives, outlook for the current quarter, representations, and contentions and are not historical facts and typically are identified by use of terms such as “may,” “will,” “should,” “could,” “expect,” “plan,” “anticipate,” “believe,” “estimate,” “predict,” “continue,” and similar words, although some forward-looking statements are expressed differently.

All forward-looking statements are subject to the risks and uncertainties inherent in predicting the future. You should be aware that although the forward-looking statements included herein represent management’s current judgment and expectations, our actual results may differ materially from those projected, stated, or implied in these forward-looking statements as a result of many factors including, but not limited to, our dependence on consumer acceptance and growth of sales of our products resulting from our strategic initiatives; dependence on a limited number of customers; the impact of the execution of our business plans on our liquidity; our ability to fulfill orders on a timely basis; the financial condition of our major customers and their willingness and ability to market our products; dependence on Cree, Inc. as the sole supplier of the raw material; our ability to successfully manage the transition of our President and Chief Executive Officer; our current wholesale customers’ potential perception of us as a competitor in the finished jewelry business; intense competition in the worldwide jewelry industry; general economic and market conditions, including the current economic environment; risks of conducting business in foreign countries; the pricing of precious metals, which is beyond our control; the potential impact of seasonality on our business; our ability to protect our intellectual property; the risk of a failure of our information technology infrastructure to protect confidential information and prevent security breaches; possible adverse effects of governmental regulation and oversight; and the failure to evaluate and integrate strategic opportunities, in addition to the other risks and uncertainties described in our filings with the Securities and Exchange Commission, or the SEC, including our Annual Report on Form 10-K for the fiscal year ended December 31, 2014 and subsequent reports filed with the SEC. Forward-looking statements speak only as of the date they are made. We undertake no obligation to update or revise such statements to reflect new circumstances or unanticipated events as they occur except as required by the federal securities laws, and we undertake no obligation in future quarters to disclose our outlook for the current quarter. You are urged to review and consider disclosures that we make in the reports that we file with the SEC that discuss other factors relevant to our business.

Contacts:

Public Relations:

Dian Griesel Int’l.

Susan Forman, Laura Radocaj

(212) 825-3210

Investor Relations:

Taglich Brothers, Inc.

Christopher Schreiber

(212) 661-6886

-Financial Tables Follow-

CHARLES & COLVARD, LTD.

CONDENSED CONSOLIDATED BALANCE SHEETS

(unaudited)

	March 31, 2015	December 31, 2014
ASSETS
Current assets:
Cash and cash equivalents	$5,234,683	$4,007,341
Accounts receivable, net	5,124,509	5,510,253
Inventory, net	13,927,427	13,320,639
Prepaid expenses and other assets	809,870	602,850
Total current assets	25,096,489	23,441,083
Long-term assets:
Inventory, net	23,596,889	25,617,990
Property and equipment, net	1,800,466	1,859,355
Intangible assets, net	180,701	216,947
Other assets	271,914	291,022
Total long-term assets	25,849,970	27,985,314
TOTAL ASSETS	$50,946,459	$51,426,397

LIABILITIES AND SHAREHOLDERS’ EQUITY
Current liabilities:
Accounts payable	$3,857,363	$3,286,086
Accrued cooperative advertising	57,000	220,000
Accrued expenses and other liabilities	1,056,148	684,577
Total current liabilities	4,970,511	4,190,663
Long-term liabilities:
Accrued expenses and other liabilities	787,212	809,879
Accrued income taxes	410,775	407,682
Total long-term liabilities	1,197,987	1,217,561
Total liabilities	6,168,498	5,408,224
Commitments and contingencies
Shareholders’ equity:
Common stock, no par value	54,045,875	53,949,001
Additional paid-in capital – stock-based compensation	11,970,868	11,628,503
Accumulated deficit	(21,238,782)	(19,559,331)
Total shareholders’ equity	44,777,961	46,018,173
TOTAL LIABILITIES AND SHAREHOLDERS’ EQUITY	$50,946,459	$51,426,397

CHARLES & COLVARD, LTD.

CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS

(unaudited)

	Three Months Ended March 31,
	2015	2014
Net sales	$8,377,064	$6,067,553
Costs and expenses:
Cost of goods sold	4,843,903	3,663,042
Sales and marketing	2,973,364	2,194,611
General and administrative	2,234,213	1,376,215
Research and development	2,061	1,987
Loss on abandonment of assets	-	2,201
Total costs and expenses	10,053,541	7,238,056
Loss from operations	(1,676,477)	(1,170,503)
Other income (expense):
Interest income	11	29
Interest expense	(17)	(130)
Gain on sale of long-term assets	125	-
Total other income (expense), net	119	(101)
Loss before income taxes	(1,676,358)	(1,170,604)
Income tax net (expense) benefit	(3,093)	107,210
Net loss	$(1,679,451)	$(1,063,394)

Net loss per common share:
Basic	$(0.08)	$(0.05)
Diluted	$(0.08)	$(0.05)

Weighted average number of shares used in computing net loss per common share:
Basic	20,107,504	20,197,301
Diluted	20,107,504	20,197,301

CHARLES & COLVARD, LTD.

CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS

(unaudited)

	Three Months Ended March 31,
	2015	2014
CASH FLOWS FROM OPERATING ACTIVITIES:
Net loss	$(1,679,451)	$(1,063,394)
Adjustments to reconcile net loss to net cash provided by (used in) operating activities:
Depreciation and amortization	218,728	277,798
Stock-based compensation	379,239	376,511
Provision for uncollectible accounts	1,000	-
Provision for sales returns	(579,000)	(810,600)
Provision for inventory reserves	204,000	24,000
Provision for deferred income taxes	-	(110,171)
Loss on abandonment of assets	-	2,201
Gain on sale of long-term assets	(125)	-
Changes in assets and liabilities:
Accounts receivable	963,744	2,251,972
Inventory	1,210,313	(1,347,239)
Prepaid expenses and other assets, net	(187,912)	(21,111)
Accounts payable	571,277	340,080
Accrued cooperative advertising	(163,000)	106,356
Accrued income taxes	3,093	2,961
Other accrued liabilities	348,904	(91,051)
Net cash provided by (used in) operating activities	1,290,810	(61,687)

CASH FLOWS FROM INVESTING ACTIVITIES:
Purchases of property and equipment	(117,104)	(28,325)
Patent, license rights, and trademark costs	(6,539)	(7,668)
Proceeds from sale of long-term assets	175	-
Net cash used in investing activities	(123,468)	(35,993)

CASH FLOWS FROM FINANCING ACTIVITIES:
Stock option exercises	60,000	-
Net cash provided by financing activities	60,000	-

NET INCREASE (DECREASE) IN CASH AND CASH EQUIVALENTS	1,227,342	(97,680)
CASH AND CASH EQUIVALENTS, BEGINNING OF PERIOD	4,007,341	2,573,405
CASH AND CASH EQUIVALENTS, END OF PERIOD	$5,234,683	$2,475,725

Supplemental disclosure of cash flow information:
Cash paid during the period for interest	$17	$130
Cash paid during the period for income taxes	$-	$-